                                                                    EXHIBIT 5.1



                            McDermott, Will & Emery
                             227 West Monroe Street
                            Chicago, Illinois 60606



                                           June 20, 1996


Westell Technologies, Inc.
101 Kendall Point Drive
Oswego, Illinois  60543


     Re:  Registration Statement on Form S-1
          File No. 333-04973


Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which (i) Westell Technologies, Inc. (the "Company") intends to issue and sell in the offering related thereto 1,665,000 shares (the "Primary Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") and (ii) certain stockholders of the Company intend to sell in the offering 875,000 shares of Class A Common Stock, plus up to an additional 381,000 shares of Class A Common Stock granted to the underwriters by the selling stockholders to cover over-allotments (the "Secondary Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all

Westell Technologies, Inc.
June 20, 1996
Page 2



documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Primary Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,

                                     /s/ McDermott, Will & Emery

                                     McDermott, Will & Emery